UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 26, 2015

IXIA
(Exact name of registrant as specified in its charter)

California	000-31523	95-4635982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26601 W. Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 818.871.1800
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On June 26, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Ixia (the “Company”) approved the Ixia 2015 Senior Officer Bonus Plan (the “Plan”) under which certain designated senior officers of the Company, including all of the Company’s executive officers as of the date of adoption of the Plan (collectively, the “Eligible Officers”), are eligible to earn cash bonuses for the Company’s 2015 fiscal year based on the Company’s 2015 financial performance. The Plan provides that the Committee may, from time to time, designate additional senior officers of the Company and/or of its subsidiaries as “Eligible Officers” who are eligible to participate in the Plan.
Bonus Pool. As soon as reasonably practicable following the end of the Company’s 2015 fiscal year, the Committee will determine, in accordance with the terms of the Plan and as described below, the funding (if any) for a cash bonus pool (the “Bonus Pool”) for the payment of bonuses to (i) Eligible Officers under the Plan and (ii) certain other employees of the Company who are eligible to participate in a separate employee bonus plan for 2015 (the “Employee Plan”). The Bonus Pool will also be used to discharge the Company’s liability for any taxes (e.g., FICA, FUTA, and similar taxes) due and payable by the Company with respect to any bonuses paid or payable by the Company under the Employee Plan and the Plan (collectively, “Employer Taxes”).
The amount of the Bonus Pool funding (if any) will be calculated based on the Company’s “adjusted operating margin” for 2015 (“2015 Adjusted Operating Margin”), which is defined in the Plan as the ratio (expressed as a percentage) of the Company’s “adjusted operating income,” as determined in accordance with the Plan, for its 2015 fiscal year, to the Company’s consolidated revenues for its 2015 fiscal year (“2015 Revenues”).
The Plan provides for a threshold level (expressed as a percentage) of adjusted operating margin (the “Threshold Percentage”). If the Company’s 2015 Adjusted Operating Margin does not exceed the Threshold Percentage, then the Bonus Pool will not be funded. The Bonus Pool will only be funded if the Company’s 2015 Adjusted Operating Margin exceeds the Threshold Percentage. In such case, the Committee will calculate the Company’s “additional adjusted operating income” for 2015 (“2015 Additional Adjusted Operating Income”) by multiplying (i) a percentage equal to the 2015 Adjusted Operating Margin less the Threshold Percentage by (ii) 2015 Revenues. The Plan provides for the Bonus Pool to be funded with (i) 90% of the first $20,000,000 of 2015 Additional Adjusted Operating Income and (ii) 50% of the second $20,000,000 of 2015 Additional Adjusted Operating Income, resulting in a maximum Bonus Pool of $28,000,000.
For purposes of the Plan, “adjusted operating income” means the Company’s operating income from continuing operations calculated on a consolidated basis for the fiscal year ending December 31, 2015, except that such operating income shall be adjusted to (i) add back all amounts that have been or will be paid out from the Bonus Pool, and (ii) exclude any equity incentive compensation expenses, restructuring charges, impairment charges, acquisition-related amortization and other M&A-related charges or income, costs and expenses incurred in connection with or related to litigation or investigations arising outside the Company’s ordinary course of business, costs and expenses that are unusual in nature or infrequent in occurrence, and similar charges or income.

Available Bonus Pool. The amount (if any) available for the payment of bonuses under the Plan (the “Available Bonus Pool”) will be equal to the amount of any Bonus Pool less (i) bonuses that have been or will be paid under the Employee Plan and (ii) Employer Taxes. The Committee may also, in its sole discretion, reduce the amount of the Available Bonus Pool before calculating bonuses under the Plan.
Bonus Calculations. In the event the Available Bonus Pool is funded, then on the date on which bonuses are determined, the Committee will calculate a “bonus factor” for each Eligible Officer by multiplying the salary he or she earned for 2015 by his or her “bonus percentage” as set forth in the Plan (or as later established by the Committee for any additional individuals designated by the Committee as Eligible Officers for purposes of the Plan). For purposes of the bonus factor calculation, the bonus percentages set forth in the Plan include 100% for Bethany Mayer, President and Chief Executive Officer; 70% for each of Errol Ginsberg, Chief Innovation Officer, and Alexander Pepe, Chief Operating Officer; and 60% for each of Brent Novak, Chief Financial Officer, Raymond de Graaf, Senior Vice President, Operations, and Christopher Williams, Senior Vice President, Human Resources (such individuals, collectively, the “Named Executive Officers”). For purposes of the Plan, each Named Executive Officer’s target bonus for 2015 is approximately equal to the salary that he or she is expected to earn for 2015 multiplied by his or her applicable bonus percentage.
Each Eligible Officer’s bonus will be calculated by (i) dividing his or her bonus factor by the sum of all bonus factors for all Eligible Officers then entitled to receive bonuses under the Plan and (ii) multiplying that amount by the amount of the Available Bonus Pool.
Payment of Bonuses. Any bonuses that become payable under the Plan will be paid on or before March 15, 2016. All bonus payouts under the Plan are subject to the prior approval of the Committee.
Clawback Provision; Recoupment. The Plan provides that if bonuses are paid or payable under the Plan and the Company’s consolidated financial statements for 2015 are restated or the Company announces that such statements will be restated, in either case to reflect a less favorable financial condition or less favorable results of operations than those previously determined and/or reported, the Committee may in its discretion determine not to pay, to delay the payment of, or to reduce or recover all or a portion of any bonus payable or paid to any Eligible Officer pursuant to the Plan. The foregoing right of recovery will remain in effect through the third anniversary of the date in 2016 on which any such bonuses are paid.
The Plan also provides that any bonuses paid under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by applicable law.

Target and Maximum Bonuses for Named Executive Officers. The following table sets forth, based on certain assumptions, including the assumptions set forth in the footnotes thereto, the approximate amounts of the target and maximum bonuses for the Named Executive Officers as calculated in accordance with the terms of the Plan. The amounts in the table do not reflect the reduction in the Bonus Pool and Available Bonus Pool that would occur, as described above, as a result of the Company’s liability for Employer Taxes.
Target Bonuses

Named Executive Officer	Title	Approximate Target Bonus(1) (2)	Approximate Maximum Bonus(2)(3)
Bethany Mayer	President and Chief Executive Officer	$664,200	$1,033,200
Errol Ginsberg	Chief Innovation Officer	329,400	512,400
Alexander Pepe	Chief Operating Officer	257,400	400,400
Brent Novak	Chief Financial Officer	210,600	327,600
Raymond de Graaf	Senior Vice President, Operations	192,600	299,600
Christopher Williams	Senior Vice President, Human Resources	171,000	266,000
__________

(1)
These amounts have been calculated based on the assumption that the Bonus Pool is funded in the amount of $18,000,000 (i.e., 90% of $20,000,000 of 2015 Additional Adjusted Operating Income), but do not take into account the reduction of the Bonus Pool and Available Bonus Pool that would result from the Company’s liability for Employer Taxes.

(2)
These amounts have been calculated based on the assumption that (i) the Named Executive Officers’ respective current base salaries remain in effect through December 31, 2015, (ii) the ratio of each Named Executive Officer’s bonus factor to the total bonus factors for all Eligible Officers is the same on the bonus determination date as it was on July 1, 2015, and (iii) the portion of the Bonus Pool allocable to the Available Bonus Pool is the same on the bonus determination date as it was on July 1, 2015.

(3)
These amounts have been calculated based on the assumption that the Bonus Pool is funded in the maximum amount of $28,000,000 (i.e., 90% of $20,000,000 of 2015 Additional Adjusted Operating Income plus 50% of an additional $20,000,000 of 2015 Additional Adjusted Operating Income), but do not take into account the reduction of the Bonus Pool and Available Bonus Pool that would result from the Company’s liability for Employer Taxes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ixia

Dated:	July 2, 2015	By:	/s/ Matthew S. Alexander
Matthew S. Alexander
Senior Vice President, General Counsel,
and Corporate Secretary

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